Exhibit 5.1

[Letterhead of Gusrae, Kaplan & Bruno, pllc]

December 9, 2004

International Shipping Enterprises, Inc.

1225 Franklin Avenue, Suite 325

Garden City, New York 11530

Attention:  Board of Directors

Re:	International Shipping Enterprises, Inc.
Registration Statement on Form S-1

Gentlemen:

                We have acted as counsel to International Shipping Enterprises, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-1 (the “Registration Statement”) with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and sale of securities by the Company, which securities consist of 28,500,000 units each unit comprised of (a) one share of the Company’s common stock (the “Common Stock”), for an aggregate of 28,500,000 shares, and (b) two common stock purchase warrants each to purchase one share of Common Stock (the “Warrants”), for an aggregate of 57,000,000 Warrants, as well as an additional 4,275,000 units (comprised of 4,275,000 shares of Common Stock and 8,550,000 Warrants) which the underwriters in the offering will have a right to purchase from the Company to cover over-allotments, if any.

                In connection with this opinion, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following: (a) the Amended and Restated Certificate of Incorporation of the Company, (b) the By-laws of the Company, (c) the Warrants and (d) the Registration Statement.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the original of such documents.

                    Based upon the foregoing, and in reliance thereon, we are of the opinion that the Common Stock when issued and delivered in the manner and/or the terms described in the Registration Statement (after it is declared effective), will be duly authorized, validly issued, fully paid, and non-assessable.

We are further of the opinion that the Warrants constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent indemnification provisions contained such documents, if any, may be limited by applicable federal or state law and consideration of public policy.

                Without limiting the generality of the foregoing, we express no opinion as to the applicability of any securities laws or regulations except to the extent specifically provided above in this opinion, or bankruptcy or solvency, laws or regulations, or environmental law or regulations of the United States of America or any state or other jurisdiction.

                This opinion is limited to the laws in effect as of the date hereof, and we opine as to Delaware law including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.  We hereby consent to being named in the Registration Statement and in the prospectus included therein, as the attorneys to the extent of opinions provided herein.  Unless the prior written consent of our firm is obtained, this opinion is not to be quoted or otherwise referred to in any written report, proxy statement or other registration statement, nor is it to be filed with or furnished to any other governmental agency or other person, except as otherwise required by law.

Very truly yours,

/s/ Gusrae, Kaplan & Bruno, PLLC